UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report — February 12, 2010

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing, PA 19610

(Address of principal executive offices)  (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 12, 2010, Kansas Entertainment, LLC (“Kansas Entertainment”), a 50/50 joint venture of Penn Hollywood Kansas, Inc., a subsidiary of Penn National Gaming, Inc. (the “Company”), and Kansas Speedway Development Corporation, a wholly-owned subsidiary of International Speedway Corporation (“ISC”) (NASDAQ: ICSA; OTC: ICSB), received the final approval under the Kansas Expanded Lottery Act, along with its gaming license from the Kansas Racing and Gaming Commission, to proceed with the development of a Hollywood-themed destination casino overlooking Turn 2 at Kansas Speedway (the “Facility”).

In 2009, the Unified Government of Wyandotte County/Kansas City, Kansas (the “Unified Government”) endorsed the project and Kansas Entertainment, which had negotiated a proposed management agreement with the Kansas Lottery Commission (the “Management Agreement”).  The Management Agreement was subsequently approved by the Lottery Gaming Facility Review Board and the Management Agreement, and the obligations under the agreement, became effective upon the receipt of the final approval and the issuance of the license.  The Management Agreement, which has a 15-year term commencing upon public opening, establishes the ownership of Facility assets and provides, among other things, for Kansas Entertainment’s management obligations, the compensation due to Kansas Entertainment for its management services and contains certain construction commitments.

In addition to the Management Agreement, Kansas Entertainment is a party to a Development Agreement with the Unified Government (the “Development Agreement”) that is coterminous with the Management Agreement.  The Development Agreement provides for the development of the Facility, certain construction commitments, including alternatives for future construction phases, and certain local charitable commitments.  The first phase of the Facility is budgeted at approximately $386 million for the construction of a 100,000-square-foot casino floor with capacity for 2,300 slot machines and 86 table games, a high-energy lounge and a variety of dining and entertainment options.  Following completion of the first phase, Kansas Entertainment’s plans also include additional phases for the development of a hotel, expanded gaming space, a spa, convention center and an entertainment retail district, subject to market demands.  Pursuant to the terms of the joint venture with ISC, Kansas Speedway Development Corporation contributed 101 acres at Kansas Speedway for the development of the Facility.  The Company and ISC will equally share the full project development costs and the Company may under certain circumstances provide financing for the project.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                           Exhibits.

Exhibit No.	Description

99.1	Lottery Gaming Facility Management Contract dated August 25, 2009 between the Kansas Lottery and Kansas Entertainment, LLC

99.2	Development Agreement dated as of September 8, 2009 by and between the Unified Government of Wyandotte County/Kansas City, Kansas and Kansas Entertainment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 19, 2010	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lottery Gaming Facility Management Contract dated August 25, 2009 between the Kansas Lottery and Kansas Entertainment, LLC

99.2	Development Agreement dated as of September 8, 2009 by and between the Unified Government of Wyandotte County/Kansas City, Kansas and Kansas Entertainment, LLC